EXHIBIT 99.1

Certification Pursuant to Section 906 of the Public Company Accounting Reform and Investor  Protection Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002  (18 U.S.C. § 1350, as adopted), Jen-Hsun Huang, the President and Chief Executive Officer of NVIDIA Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended January 26, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:  April 25, 2003

/s/ JEN-HSUN HUANG
Jen-Hsun Huang President and Chief Executive Officer